Exhibit 99.1
MORGANS HOTEL GROUP PROVIDES UDPATE ON THE STATUS OF THE
DEBT SECURED BY HUDSON AND MONDRIAN LOS ANGELES
NEW YORK, July 12, 2010 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that it has entered into forbearance agreements with the lenders which hold the mortgage loans secured by its Hudson and Mondrian Los Angeles hotels. The forbearance agreements effectively extend the maturities of the loans until September 12, 2010 allowing the company and the lenders to complete the negotiation and documentation of the appropriate amendments to further extend the loans. Based on the negotiations to date, we believe that the time will result in a combination of amendments to the loans and extensions of the maturities.
The loans are comprised of a $217.0 million first mortgage secured by the Hudson and a $120.5 million first mortgage loan secured by the Mondrian Los Angeles. In October 2009, the Company effectively extended the maturity of the $26.5 million Hudson mezzanine loan to 2013 by entering into a forbearance agreement with the holder of that loan. The first mortgage loans were scheduled to mature on July 12, 2010 with options to extend the maturities to October 2011 provided that certain conditions were met. The Company is in negotiations with the mortgage lenders to amend the terms and conditions of the extensions.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles and South Beach, Clift in San Francisco, Ames in Boston, and Sanderson and St Martins Lane in London. Morgans Hotel Group and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. Morgans Hotel Group also manages hotels in Isla Verde, Puerto Rico and Playa del Carmen, Mexico. Morgans Hotel Group has other property transactions in various stages of completion, including projects in SoHo, New York and Palm Springs, California. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to, the need for lender approval of any amendments to our loan agreements, economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.
Contacts:
Jennifer Foley
Vice President of Public Relations
Morgans Hotel Group
212.277.4166
jennifer.foley@morganshotelgroup.com